      As filed with the Securities and Exchange Commission on October 31, 1996
                                                       Registration No. 333-____
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                               ------------------------

                                       FORM S-1
                                REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933

                               -----------------------

                            TRIANGLE PHARMACEUTICALS, INC.
                (Exact name of Registrant as specified in its charter)

        DELAWARE                       2834                      56-1930728
    (State or other        (Primary Standard Industrial       (I.R.S. Employer
    jurisdiction of            Classification Code           Identification No.)
   incorporation or                   Number)
      organization)

       4 University Place, 4611 University Drive, Durham, North Carolina  27707
                                    (919)493-5980
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  Dr. David W. Barry
                         CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            TRIANGLE PHARMACEUTICALS, INC.
                  4 University Place, 4611 University Drive, Durham,
                         North Carolina  27707 (919) 493-5980
         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 --------------------
                                   WITH COPIES TO:
    John A. Denniston, Esq.                      Mary A. Bernard, Esq.
    John R. Cook, Esq.                           KING & SPALDING
    BROBECK, PHLEGER & HARRISON LLP              120 West 45th Street
    550 West "C" Street, Suite 1300              New York, New York  10036
    San Diego, California  92101                 (212) 556-2100
    (619) 234-1966

                                 --------------------

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box: / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: x 333-11793

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                                                       CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                              Proposed             Proposed
                                                             Amount            Maximum               Maximum           Amount of
            Title of Each Class of                            to be         Offering Price          Aggregate        Registration
           Securities to be Registered                    Registered(1)      Per Share(2)      Offering Price(2)        Fee (3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per share. . . . .        230,000 shares        $10.00            $2,300,000           $697
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

    -----

(1) Includes 30,000 shares of Common Stock that the U.S. Underwriters have the option to purchase to cover over-allotments, if any.
(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the proposed offering price for the shares of the Company's Common Stock offered hereby.
(3)      Calculated pursuant to Rule 457.

                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This Registration Statement filed under the Securities Act of 1933, as amended, by Triangle Pharmaceuticals, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the Registration Statement on Form S-1 (File No. 333-11793) relating to the offering of up to 4,600,000 Shares of Common Stock of the Company filed on September 11, 1996.


                                    CERTIFICATION

    The Company hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $697 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on November 1, 1996); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on November 1, 1996.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, County of Durham, State of North Carolina, on the 31st day of October, 1996.

                                  LIGAND PHARMACEUTICALS INCORPORATED


                                  By:  /s/ David W. Barry
                                      ----------------------------------------
                                       David W. Barry,
                                       Chairman and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                                               Title                                       Date

/s/ David W. Barry                          Chairman and Chief Executive Officer             October 31, 1996
--------------------------------------          (Principal Executive Officer)
(David W. Barry)


/s/ James A. Klein, Jr.                            Chief Financial Officer                   October 31, 1996
--------------------------------------            and Treasurer (Principal
(James A. Klein, Jr.)                         Financial and Accounting Officer)


                 *
--------------------------------------              Director, President and                  October 31, 1996
(M. Nixon Ellis)                                    Chief Operating Officer


                 *                                        Director                           October 31, 1996
--------------------------------------
(Anthony B. Evnin)


                 *                                        Director                           October 31, 1996
--------------------------------------
(Standish M. Fleming)


                 *                                        Director                           October 31, 1996
--------------------------------------
(Karl Y. Hostetler)


                 *                                        Director                           October 31, 1996
--------------------------------------
(George McFadden)


                 *                                        Director                           October 31, 1996
--------------------------------------
(Peter McPartland)


*/s/ David W. Barry                                                                          October 31, 1996
--------------------------------------
(David W. Barry, attorney-in-fact)

                                    EXHIBIT INDEX


     Exhibit
       No.                        Description
     -------                      -----------

    5.1 Opinion of Brobeck, Phleger & Harrison LLP with respect to the Common Stock being registered.

    23.1 Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as Exhibit 5.1).

    23.2      Consent of Price Waterhouse LLP, Independent Accountants.

    23.3      Consent of Kilpatrick & Cody LLP.

   +24.1     Power of Attorney.
  _______________________

+ Incorporated by reference to page II-7 of the Company's Registration Statement on Form S-1 (No. 333-11793) filed on September 11, 1996.